Exhibit 10.14

AMENDMENT NO. 1 TO THE

TOOLROCK HOLDING, INC.

2006 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

This Amendment No.1 (the “Amendment”) to the Toolrock Holding, Inc. 2006 Employee, Director and Consultant Stock Plan (the “Plan”) has been adopted by the Administrator and the stockholders of the Company in accordance with the provisions of Section 30 of the Plan. Any capitalized terms used, but not defined herein shall have the meaning set forth in the Plan.

Section 3(a) of the Plan shall be amended and replaced in its entirety with the following:

“The number of Shares which may be issued from time to time pursuant to this Plan shall be 3,542,822, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 23 of the Plan. If an Option ceases to be “outstanding”, in whole or in part, or if the Company shall reacquire any Shares issued pursuant to a Stock Grant, the Shares which were subject to such Option and any Shares so reacquired by the Company shall be available for the granting of other Stock Rights under the Plan. Any Option shall be treated as “outstanding” until such Option is exercised in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Option Agreement.”

Except as expressly set forth herein, no other terms or provisions of the Plan are amended or modified, and all such provisions and terms are hereby ratified and confirmed in all respects.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment this 20th day of May, 2011.

TOOLROCK HOLDING, INC.

By:	/s/ Dale B. Mikus
Name:	Dale B. Mikus
Title:	Vice President and Chief Financial Officer

[Signature Page to Amendment No. 1 to 2006 Employee, Director and Consultant Stock Plan]